STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                   FIXED CHARGES

                                                                    Exhibit 12

                                                                   Twelve months
                                                                       ended
                                                                   December 31,
                                                                        1997
                                                                   -------------

Computation of Earnings:

Pretax income from continuing operations                                  457.0

Adjustments to income:

             Add: Distributed income from less than
                    50% owned companies                                     2.3

             Add: Portion of rent expense representative
                    of interest expense                                     6.6

             Add: Interest incurred net of amounts
                    capitalized                                           378.6

             Add: Amortization of interest previously
                    capitalized                                             3.2

             Add: Amortization of debt issue costs and discount
                    or premium on indebtedness                              2.4
                                                                        -------
             Earnings                                                     850.1
                                                                        -------

Computation of Fixed Charges:

             Interest incurred                                            384.6

             Amortization of debt issue costs and discount
                 or premium on indebtedness                                 2.4

             Portion of rental expense representative
                  of interest                                               6.6

             Preferred stock dividend requirements                         34.6
                                                                        -------
                                      Fixed Charges                       428.2
                                                                        -------

             Ratio of Earnings to  Fixed Charges                            2.0